Exhibit 99.7

TRANSITION BUY BACK DIE SUPPLY AGREEMENT

This Transition Buy Back Die Supply Agreement (this “Agreement”) is entered into and effective as of the 1st day of April, 2007 (the “Effective Date”), by and between International Rectifier Corporation, a corporation organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, a company organized and existing under the laws of the State of Delaware  (the “Supplier”).  IR and Supplier each may be referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, IR and Supplier are parties to that certain Master Purchase Agreement dated November 8, 2006 (the “Master Purchase Agreement”), pursuant to which Supplier is purchasing from IR all of the capital stock of certain IR subsidiaries and certain assets of IR and certain IR subsidiaries contemporaneously with the execution and delivery of this Agreement; and

WHEREAS, Supplier agrees to provide, and IR desires to have Supplier provide, certain of Supplier’s die products on a transitional basis on the terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

Die Supply.

1.1           General.  In accordance with the provisions hereof, Supplier shall sell to IR, and IR shall purchase from Supplier, the types of die products set forth on Exhibit A in whole wafer form (each a “Product” and collectively, the “Products”).  The Products shall be provided in accordance with the applicable terms of this Agreement (including without limitation Exhibit A, attached hereto and made a part hereof). Exhibit A may be amended from time to time by written agreement of the Parties.

1.2           Price.  For all Product deliveries made prior to the two year anniversary of the Closing, the price for the Products shall be IR’s “standard cost” for such Products as determined as of the Closing (“Product Standard Cost”), as set forth in Exhibit A.  For all Product deliveries made following the second anniversary of the Closing, the price for the Products shall be the Product Standard Cost as adjusted pursuant to Section 3.1(b).

1.3           Volume.  In each consecutive twelve month period following Closing through the end of the term of this Agreement, Supplier shall be obligated to supply only up to a maximum aggregate quantity of each type of Product set forth in Exhibit A (“Aggregate Annual Quantity”), properly ordered in accordance with the forecasting procedures set forth in Article 2.  Within any given calendar quarter, Supplier shall be obligated to supply up to 1/3 of the Aggregate Annual Quantity for each Product type, subject to the Aggregate Annual Quantity limitation and IR having properly ordered the quantity in accordance with the forecasting procedures set forth in Article 2.

1.4           Specifications.  The specifications for the Products shall be IR’s current product specifications.  Supplier shall produce the Products in accordance with IR’s current internal quality procedures in effect for the facility at which the Products are produced.

1.5           Wafer Testing.  IR shall be billed and pay for all Products passing IR’s Maverick Product Elimination Program (HOP-500-17) (“Maverick Protocol”).

ARTICLE 2

Administrative Provisions.

2.1           Forecast and Loading Procedures for Products.  (a) The forecast and loading procedures for Products shall be as set forth in Schedule 1.

(b)           Supplier shall use its good faith efforts to accommodate reasonable changes timely requested by IR with respect to any Committed Forecast (as defined in Schedule 1), but Supplier shall have no obligation to do so.  Supplier shall otherwise be required to furnish Products in accordance with each Committed Forecast furnished in accordance with the terms of this Agreement.

(c)           IR shall have the right to cancel without penalty any order whose delivery is delayed by more than three weeks from the date of delivery specified in the relevant Loading Schedule (as defined in Schedule 1), provided that such delay is not attributable to any action or inaction of IR.  Such cancellation shall be without prejudice to any other rights that IR may have under this Agreement or otherwise.

(d)           IR shall provide such purchase order documents with respect to each Committed Forecast and Loading Schedule as are reasonably requested by Supplier to support its financial accounting and operational planning needs.  The terms of this Agreement shall control in the event of any conflict between this Agreement and any purchase order documents.

(e)           Supplier shall provide notice to IR of scheduled maintenance of equipment reasonably in advance of any Committed Forecast, so that IR can take account of such scheduled maintenance in preparing its forecasts.  In the event of the need for any unscheduled equipment maintenance, Supplier shall promptly so notify IR and shall take commercially reasonable action to attempt to minimize disruption of production and otherwise conform production as reasonably practicable under the circumstances to the Committed Forecasts.

2.2           Quality Control and Certification.  The manufacturing systems and protocols for the Products shall at all times qualify with TS 16949 certification.  Supplier shall produce the Products in accordance with its current internal quality procedures in effect for the facility at which the Products are produced, COP 800, facility quality certification (TS 16949) and customer quality requirements currently in effect with respect to the Products and reasonable quality requirements of IR’s customers as may arise from time to time following the Effective Date (“Future Customer Requirements”) (provided that IR shall be responsible for any increased cost arising from the Future Customer Requirements).  Supplier will communicate any change in the Products or their manufacture in accordance with IR’s Product Change Notification (“PCN”) process; provided that if IR reasonably believes that any such change would not be acceptable to a customer, IR may elect pursuant to delivery of written notice thereof to Supplier to have the provisions of product discontinuation apply (Section 12.4 below) in which case the PCN shall be deemed to be the Affected Products Notice and the Products, without any such change, shall be the Affected Products.

2.3           Shipping.  All Products shall have been deemed delivered upon tender of the Product (Ex Works Supplier’s applicable factory) at IR’s request to an IR inventory or “bank” location established for IR.  IR shall be responsible, at its own cost and expense, for the shipment (including, among other things transit/casualty insurance and third party fees) of all processed materials by Supplier pursuant to this Agreement.  Supplier will cooperate with IR in assembling and coordinating shipments, as reasonably requested by IR consistent with the relevant Loading Schedule.

2.4           Consultation.  At either Party’s reasonable request, the Parties shall meet and discuss the nature, quality, and quantity of Products contemplated by this Agreement and any amendments a Party may wish to make to this Agreement, including to the attached Exhibits and Schedules.

ARTICLE 3

Compensation; Billing

3.1           Product Prices.

(a)           Supplier will charge IR the purchase prices for the Products indicated in Exhibit A (each, a “Purchase Price” and collectively, the “Purchase Prices”), as otherwise adjusted hereunder.

(b)           The then applicable Purchase Prices for all Products provided hereunder shall be adjusted on the two year anniversary of this Agreement (“Anniversary Adjustment Date”) on the basis of the change (increase or decrease) in Supplier’s costs applicable to the Products to the extent necessary to reflect Supplier’s fair market value for the cost of labor, overhead, utilities, supply gases, materials and allocations (with allocations being on a similar basis as the allocations used to establish the business forecast for the PCS Business (as defined in the Master Purchase Agreement) prepared in connection with sale to Supplier).  Supplier shall provide a breakdown of such adjustment upon written request from IR (including upon reasonable request copies of background supplier documents to verify material costs). Supplier shall provide IR with not less than 30 days advance notice of the proposed changes in the Purchase Prices (“Changes”) pursuant to this Section 3.1(b), including the basis for such Changes in reasonable detail.  If IR disputes any of the Changes, the Parties shall consult with each other and negotiate in good faith in order to arrive at a mutually agreeable determination of the appropriate Changes.  In the event that the Parties are unable to agree upon the Changes by the Anniversary Adjustment Date, IR will be obligated to make payments under this Agreement in accordance the Changes as proposed by Supplier, without prejudice, however, to any contract or other remedy available to IR for Supplier’s failure to comply with the requirements of this Agreement with respect to the Changes proposed by Supplier; provided however, any claim of dispute with respect to Changes shall be filed within 60 days following the Anniversary Adjustment Date.

(c)           Each Party shall be responsible for any bank charges that it incurs in connection with the activities contemplated by this Agreement.

3.2           Invoices.  Supplier shall send IR a weekly invoice that includes in reasonable detail the Purchase Prices for Products provided to IR for the week and any other amounts owing hereunder.  Payments of invoices shall be made by wire transfer of immediately available United States funds to one or more accounts specified in writing by Supplier.  Payment shall be made within 30 days after the date of IR’s receipt of Supplier’s invoice.

3.3           Failure to Pay.  In the event that IR fails to make payment of an invoice when due, Supplier shall have the right, at its sole option, upon 10 business days’ written notice (a “Suspension Notice”) to suspend delivery of the Products until payment has been received.  Supplier may terminate this Agreement in accordance with Article 12 in the event an invoice is not paid within 30 days of IR’s receipt of a Suspension Notice.

3.4           Late Payment Penalty.  With respect to the unpaid amount of any invoice not paid in full within 30 days of receipt, a finance charge of 1% per month, payable from the date of the invoice to the date payment is received, shall be due and payable to Supplier.  In addition, IR shall indemnify Supplier for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount.

ARTICLE 4

Cooperation

4.1           Generally.  Each Party shall reasonably cooperate with and provide assistance to the other Party in carrying out the provisions of this Agreement.

ARTICLE 5

Confidentiality

5.1           Generally.  In the course of the supply of the Products, each Party may become aware of confidential and proprietary information of the other Party or of a third party in possession of such other Party (“Confidential Information”).  All Confidential Information disclosed by a Party during the term of this Agreement shall remain the property of the disclosing Party and shall be used by the receiving Party only in accordance with the provisions of this Agreement.

5.2           Identification; Term.  (a) Except in the case of (x) information that is subject to the confidentiality provisions of Section 12.4 of the Master Purchase Agreement or (y) information exchanged in furtherance of the supply of the Products hereunder that is of a type that is generally regarded by the Parties to be confidential information (such as pricing, customer and production information), to which this subsection (a) shall not apply, (i) if disclosed in written form, Confidential Information shall be identified as Confidential Information by an appropriate legend; and (ii) if disclosed orally or visually, it shall be identified as Confidential Information at the time of disclosure and shall be confirmed by written outline mailed to the other Party by registered or certified mail, return receipt requested, within 30 days of the original disclosure.  (b) For a period of 7 years from the date of first receipt thereof, the receiving Party shall (i) treat all such information in the same manner as it treats its own confidential information, in any event exercising reasonable precautions to prevent the disclosure of such information to others; (ii) use such information only for the purposes set forth herein; and

(iii) disclose such information only to its employees who have a need to know such information in the performance of their duties hereunder.

5.3           Exceptions.  The obligations of confidential treatment under this Article 4 shall not apply to any Confidential Information which (i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party; (ii) was known by the receiving Party prior to disclosure or is developed by the receiving Party independently of such disclosure (and whose disclosure would not constitute a violation of the confidentiality provisions of the Master Purchase Agreement); (iii) was disclosed to the receiving Party by a third party who was not under any obligation of confidentiality; (iv) is approved for release by written authorization of the disclosing Party; or (v) is disclosed pursuant to a requirement of law or by court order, provided that the receiving Party has provided the disclosing Party with reasonable opportunity to prevent or limit such legally required disclosure.

5.4           Injunctive Relief.  Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article 5 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

ARTICLE 6

Intellectual Property.

6.1           Supplier Intellectual Property.  Subject to the applicable provisions of the Technology License Back Agreement dated as of the date hereof between IR and Supplier, all  technology, know-how, patents, marks (including Supplier Marks), data, software, or other intellectual property or assets (“Supplier Intellectual Property”) owned or created by Supplier shall remain the sole and exclusive property and responsibility of Supplier.  IR shall not acquire any rights in any such Supplier Intellectual Property pursuant to this Agreement.

6.2           IR Intellectual Property.  Subject to the Technology License Agreement, dated as of the date hereof between IR and Supplier, all  technology, know-how, patents, marks , data, software, or other intellectual property or assets (“IR Intellectual Property”) owned or created by IR shall remain the sole and exclusive property and responsibility of IR.  Supplier shall not acquire any rights in any such IR Intellectual Property pursuant to this Agreement.

ARTICLE 7

Remedies and Limitation of Liability

7.1           Remedies.  In the event that any Product supplied by Supplier hereunder is not supplied in accordance with the provisions of Article 1, IR’s sole remedy shall be either (i) to require Supplier to re-supply such Product in accordance with Article 1 without obligation on the part of IR to make payment for such re-supply or (ii) to provide IR with a credit in an equivalent amount towards future Products, as contemplated by this Agreement.  Die that is part of a Product that properly passes the Maverick Protocol shall not be subject to return or credit.  Notwithstanding the foregoing, Supplier shall be liable for additional damages actually incurred by IR (“IR Damages”) arising from product liability claims brought by third parties up to an aggregate amount of $2,000,000; provided however, that any and all IR Damages recoverable hereunder shall be subject to the provisions of Article 10 of the Master Purchase Agreement.

7.2           Warranty.  Supplier’s Products shall be subject to the express warranty that the Products as provided hereunder shall  (i) conform to the specifications therefor as provided in this Agreement, (ii) be free of material defect in workmanship, and (iii) as provided be free of any liens or other encumbrances by creditors of Supplier (such warranty, the “Warranty”).  The Warranty shall extend for a period of fifteen months from the date of delivery of Products hereunder.  These warranties do not extend to, or apply to, any product which has been (1) subjected to misuse, accident, improper installation, or to use in violation of written documentation furnished by Supplier, and/or (2) repaired or altered outside of Supplier’s factory, and/or (3) evaluated, screened, or tested by an outside testing laboratory not previously approved in writing by Supplier (which consent shall not be unreasonably withheld).

EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO WARRANTIES, OTHER THAN THE WARRANTY, ARE EXPRESSED OR IMPLIED IN RESPECT OF ANY PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.3           SPECIAL DAMAGES.  EXCEPT TO THE EXTENT OF CONSEQUENTIAL DAMAGES THAT MAY BE ALLOWABLE UNDER THE  PROVISIONS OF THE LAST SENTENCE OF SECTION 7.1 (AND SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS THEREIN), THE PARTIES AGREE THAT, WITH REGARD TO ANY AND ALL CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ADDITION TO ANY OTHER LIMITATIONS HEREUNDER THE LIABILITY OF A PARTY SHALL BE LIMITED TO ACTUAL DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUES OR LOSS OF PROSPECTIVE BUSINESS OPPORTUNITIES, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

ARTICLE 8

Indemnification

Notwithstanding anything to the contrary herein, including the provisions of Article 7:

8.1           Indemnification.  IR shall indemnify and hold Supplier harmless from and against any tax, penalty, interest, addition to tax, tax surcharge, or other charge payable by Supplier as a result of any sales, use or excise taxes levied or based on amounts payable pursuant to this Agreement, including privilege or excise taxes based on gross revenues under this Agreement on the Products supplied to IR, provided that IR shall not be responsible for any taxes levied on any net income of Supplier.

ARTICLE 9

Excusable Delays

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement by reason of any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts affecting facilities, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, provided that the Party so affected shall use reasonable commercial efforts to remove such causes of non-performance.  Upon the occurrence of any event of force majeure, the Party whose performance is prevented shall promptly give written notice to the other Party and the Parties shall promptly confer in good faith to agree upon reasonable action to minimize the impact of such event on the Parties.

ARTICLE 10

Independent Contractor

10.1         Relationship.  In its supply of Products hereunder, Supplier is an independent contractor to IR and nothing in this Agreement shall be deemed to make a Party a partner, principal, joint venturer, or fiduciary of the other Party.  Neither Supplier nor any persons supplying any Product on Supplier’s behalf shall be deemed to be employees, agents or legal representatives of IR.  Nothing in this Agreement shall confer authority upon any Party to enter into any commitment or agreement binding upon the other Party.

10.2         No Assumption of Obligations.  Nothing in this Agreement shall be construed as an assumption by Supplier of any financial obligation of IR.

10.3         Compensation of Employees.  Supplier shall be responsible for payment of compensation to its employees and shall be responsible for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

ARTICLE 11

Compliance With Laws

In the performance of its duties and obligations under this Agreement, each Party shall comply with all applicable laws.  The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the supply of the Products.

ARTICLE 12

Term and Termination

12.1         Term.  The term of this Agreement shall commence on the Effective Date and end three years thereafter, unless terminated earlier in whole or in part as provided in Sections 12.2 and 12.4.

12.2         Termination of this Agreement.  This Agreement may be terminated:

(a)           By written agreement of the Parties;

(b)           By Supplier as provided in Section 3.3;

(c)           By either Party upon a material breach (other than non-payment of Services Fees) by the other that is not cured within 30 days after written notice of such breach from the non-breaching Party, except that where such breach is not capable of being cured within 30 days, the breaching Party shall be accorded 30 additional days to cure such breach if it demonstrates that it is capable of curing such breach within such additional period; or

(d)           Upon 30 days’ written notice by either Party to the other where one Party:  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, or similar relief or seeks the appointment of a trustee, receiver, liquidator or other similar official of it or the taking of possession by any such official in any involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (ii) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or substantially all of its debts or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed for a period of 60 days.

12.3         Effect.  In the event of termination of this Agreement pursuant to this Article 12 or upon the expiration of the term, this Agreement shall cease to have further force or effect and no Party shall have any liability to any other Party with respect to this Agreement, provided that:

(a)           Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation which already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims, which a Party may have hereunder at law, equity or otherwise or which may arise out of or in connection with such termination or expiration.

(b)           Articles 4, 5, 6, 7, 10, 13, 14 and 15 and this Section 12.3 and Section 12.4 (in the event of a partial termination) shall survive any termination or expiration of this Agreement and remain in full force and effect.

12.4         Partial Termination.  At any time during the term of this Agreement Supplier may give 60 days advance written notice (“Affected Products Notice”) as to the discontinuation of any Product that it will no longer manufacture and offer to the market generally and except as set forth in this Section 12.4 at the end of such 60 day period from Supplier’s delivery of the Affected Products Notice, Supplier may cease to supply such Products hereunder.  In the event of any such discontinuation with respect to any such Products (“Affected Products”), IR shall have the right to purchase up to the remaining unused Aggregate Annual Quantity applicable to the Affected Products for the remainder of the term of this Agreement had the term continued without discontinuation of the Affected Products.  The following provisions shall additionally apply to discontinuation of the Affected Products:

(1)           IR shall have the right to place a written last time buy order (“LTB Order”) for a specific quantity (“LTB Quantity”) of Affected Products within sixty days following receipt of the Affected Products Notice.  The LTB Order shall provide for delivery of the LTB Quantity no later than six months following IR’s receipt of the Affected Products Notice (“LTB Period”).

(2)           The Parties shall use commercially reasonable efforts to coordinate forecasting and ordering during the LTB Period to allow for regular supply of Affected Products during the LTB Period while the LTB Quantity is being processed by Supplier.  Any quantity of Products supplied to IR during the LTB Period shall reduce the LTB Quantity accordingly.

(3)           The Purchase Prices for the LTB Quantity shall the Purchase Prices in effect for the Affected Products as of IR’s receipt of the Affected Products Notice.

12.5         The  Parties may negotiate one or more written agreements for the supply and purchase of additional quantities of Products or a longer term of supply beyond the supply commitments set forth herein; provided however, neither Party shall be obligated to supply or purchase at any given price or for any given quantity absent any such written agreement.

ARTICLE 13

Notices

All notices, requests and other communications hereunder shall be in writing, in the English language, and shall be delivered in person, by facsimile, commercial delivery service, or first class mail, postage prepaid, and addressed as follows:

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, California  90245

Attention:  Executive Vice President and General Counsel

Telephone:  310-726-8480

Facsimile:  310-726-8484

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, NW

Washington, DC 20005

Attention:  Robert Magielnicki, Sr.

Telephone:  202-218-0002

Facsimile:  202-218-0020

If to Supplier, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA  19355-2120

Attention:  Richard N. Grubb, Executive Vice President and
Chief Financial Officer

Telephone:  610-644-1300

Facsimile:  610-889-2161

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Abbe L. Dienstag, Esq.

Telephone:  212-715-9100

Facsimile:  212-715-8000

All such notices shall be effective when received.  Either Party may change its address by giving written notice to the other Party in accordance with the provisions of this Article 12.

ARTICLE 14

Governing Law and Dispute Resolution

14.1         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

14.2         Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Article 13 shall be effective service in such action or proceeding.  Nothing in this Section 14.2, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

ARTICLE 15

Miscellaneous

15.1         Amendment; Waiver.  Any provision of this Agreement may be amended only if such amendment is in writing and signed by both Parties.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term and condition.

15.2         Delay; Remedies.  No failure or delay by a Party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

15.3         Assignment.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Party (whether voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of the other Party, except that either Party may assign this Agreement and all rights, interests, or obligations hereunder to a subsidiary controlled by such Party, provided that no such assignment shall relieve any Party of its obligations to perform or cause the performance of its responsibilities under this Agreement or its liability for breach of the Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

15.4         No Subcontracting.  Supplier may not subcontract the supply of Products hereunder, except with the consent of IR which shall not be unreasonably withheld.  Use of IR’s Mexico facility shall not be deemed a subcontract hereunder.

15.5         Third Parties.  Nothing in this Agreement, express or implied, is intended to or shall confer any rights, including third party beneficiary rights, remedies, obligations or liabilities on any person other than the Parties and their permitted successors and assigns.

15.6         Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights and obligations of a Party hereunder will not be materially and adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

15.7         Attorneys’ Fees.  In any action hereunder to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

15.8         Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

15.9         Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the Parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party.

{Signatures appear on the following page}

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

INTERNATIONAL RECTIFIER CORPORATION

By:
Name:
Title:

VISHAY INTERTECHNOLOGY, INC.

By:
Name:
Title: